DRAFT

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our name with respect to the Registration Statement of The Calvert Fund on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of the Technology Portfolio, a series of Calvert Social Investment Fund to the Calvert New Vision Small Cap Fund, a series of The Calvert Fund, in exchange for shares of the Calvert New Vision Small Cap Fund.

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KPMG LLP